UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (763) 551-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Interim Chief Financial Officer. Effective July 14, 2017, the Board of Directors elected Marc A. Ungerman, Christopher & Banks Corporation's Vice President, Controller, as the Interim Chief Financial Officer of the Company. In connection with this election, the Company designated Mr. Ungerman as its acting principal accounting officer and its acting principal financial officer.

Mr. Ungerman, 43, has been Vice President, Controller since joining the Company in November 2015. Mr. Ungerman was Assistant Controller at SUPERVALU INC. from June 2013 to November 2015. Prior to that, Mr. Ungerman was at Best Buy Co., Inc., where he held a variety of financial positions from August 2005 to June 2013. Prior to Best Buy, he held positions at Pentair, Inc., and Deloitte Touche LLP. There are no arrangements or understandings between Mr. Ungerman and any other person pursuant to which Mr. Ungerman was selected as Interim Chief Financial Officer. Mr. Ungerman does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party, nor has Mr. Ungerman had a direct or indirect material interest in any such transaction since the beginning of the Company's last fiscal year. No family relationship exists between Mr. Ungerman and any of the Company's other executive officers or directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: July 18, 2017	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

3